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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                     ___________________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                   ______________________________________

       Date of report (Date of earliest event reported): March 5, 2003

                          WESTFIELD FINANCIAL INC.
           (Exact name of registrant as specified in its charter)

       Massachusetts             001-16767          73-1627673
(State or other jurisdiction    (Commission        (IRS Employer
      of incorporation)         File Number)    Identification No.)

       141 Elm Street
       Westfield, MA                                  01085
       (Address of principal executive offices)     (Zip Code)

      Registrant's telephone number, including area code:  (413) 568-1911

                               Not Applicable

(Former name or former address, if changed since last report)

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Items 1 through 4.    Not applicable.

Item 5.               Other Events and Required FD Disclosure

      Westfield Financial, Inc. (the "Company"), the holding company for Westfield Bank (the "Bank"), announced today that as a result of a Massachusetts legislation signed on March 5, 2003 amending the corporate income tax law affecting the treatment of dividends received from Real Estate Investment Trusts (REITs), dividends received from the Company's REIT subsidiary are no longer eligible for a dividends - received deduction. As a result of the enactment of this legislation, the Company has ceased recording the tax benefits associated with the dividend received deduction effective for the 2003 tax year.

      In addition to the effect on 2003 the legislation includes a retroactive effective date that reaches back to 2002 and prior years. The Company's potential additional liability for prior years taxes, including interest (net of any federal and state tax deductions associated with such taxes and interest), relating to the deduction for dividends received from a REIT, is approximately $2.9 million. The Company will accrue this potential liability in the first quarter of 2003.

       The Company issued a press release relating to this matter on March 14, 2003, a copy of which is attached hereto as Exhibit 99.1.

      The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.               Not applicable.

Item 7.               Financial Statements and Exhibits

      (a) No financial statements are required to be filed with this report.

      (b) No pro forma financial information is required to be filed with this report.

      (c)   Exhibits

            The following Exhibit is filed as part of this report:

            EXHIBIT NO.:

            99.1    Press release dated March 14, 2003.

Items 8 through 9.    Not applicable.


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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WESTFIELD FINANCIAL, INC.


                                       By:  /s/ Michael J. Janosco, Jr.
                                            -------------------------------
                                            Michael J. Janosco, Jr.
                                            Chief Financial Officer

Date: March 14, 2003


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EXHIBIT INDEX

Exhibit    Description
-------    -----------
99.1       Press release dated March 14, 2003.


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